                            ARTICLES OF AMENDMENT
                                     TO
                          ARTICLES OF INCORPORATION
                                     OF

                         DYNASTY CAPITAL CORPORATION



Pursuant the provisions of Section 607.1006, Florida Statutes, this corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is hereby changed by amending Article I of the Articles of Incorporation to read as follows:


                                  ARTICLE I

 THE NAME OF THE CORPORATION SHALL BE VISITORS SERVICES INTERNATIONAL CORP.



SECOND: The amendment was adopted on October 1, 1996, by resolution of the board of directors and the written consent of the stockholders, in accordance with Section 607.0704, Florida Statutes, representing a sufficient number of votes necessary to approve this amendment.

Signed this 1st day of October, 1996.



                                     By: /s/Steve McLean
                                         -----------------
                                         Steve McLean, Executive Vice President


ATTEST:


/s/ Paul W. Henry
---------------------------------
Paul W. Henry, Secretary